UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2003

Citrix Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27084	75-2275152

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

851 West Cypress Creek Road, Ft. Lauderdale, Florida	33309

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 267-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

     On December 18, 2003, Citrix Systems, Inc., a Delaware corporation (“Citrix”), and EAC Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Citrix, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Expertcity.com, Inc., a Delaware corporation, Edward G. Sim as stockholder representative and Andreas von Blottnitz as the initial contingent consideration representative. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated December 18, 2003 by and among Citrix Systems, Inc., EAC Acquisition Corporation, Expertcity.com, Inc., Edward G. Sim and Andreas von Blottnitz.

Additional Information About the Proposed Acquisition and Where to Find It

     Investors are urged to read the proxy statement — prospectus relating to the proposed acquisition that Citrix may file with the Securities and Exchange Commission because, if filed, it will contain important information. The proxy statement — prospectus and other documents that may be filed with the Securities and Exchange Commission by Citrix may be obtained, when and if they become available, for free at the Securities and Exchange Commission’s web site, www.sec.gov. The proxy statement — prospectus and these other documents may also be obtained, when and if they become available, for free from Citrix or Expertcity. Requests to Citrix may be directed to Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, FL 33309, Attention: Investor Relations. Requests to Expertcity may be directed to: Expertcity.com, Inc., 5385 Hollister Avenue, Santa Barbara, CA 93111, Attention: Laura McCormick.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Date: December 30, 2003	By:	/s/ David J. Henshall Name: David J. Henshall Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated December 18, 2003 by and among Citrix Systems, Inc., EAC Acquisition Corporation, Expertcity.com, Inc., Edward G. Sim and Andreas von Blottnitz.